                                                                   EXHIBIT 10.28

                       ADMINISTRATIVE SERVICES AGREEMENT

     THIS ADMINISTRATIVE SERVICES AGREEMENT, dated as of July 21, 1998, (this "Agreement"), is made by and between THE ADVISORY BOARD COMPANY, a Maryland corporation ("ABC") and THE CORPORATE EXECUTIVE BOARD COMPANY (formerly known as The Corporate Advisory Board Company), a Delaware corporation ("CEB").

     WHEREAS, ABC and CEB are parties to a Management Services Agreement, dated October 31, 1997 (the "Original Agreement");

     WHEREAS, ABC and CEB desire to amend and restate the Original Agreement, among other things, to extend the term of the Original Agreement through October 31, 1998;

     WHEREAS, the parties hereto desire to amend, modify and restate the Original Agreement in accordance with the foregoing; and

     WHEREAS, the parties hereto amend and restate the following recitals:

                                   RECITALS
                                   --------

     A. ABC and CEB have entered into a Distribution Agreement dated as of October 31, 1997 (the "Distribution Agreement"), providing for the contribution by ABC of the Transferred Business to CEB.

     B. Following the Contribution, subject to the conditions set forth in the Distribution Agreement, all issued and outstanding shares of capital stock of CEB were distributed to the Sole Stockholder.

     C. During the Transition Period, ABC desires to provide, and CEB desires to receive, certain administrative and other corporate services from ABC, as hereinafter specifically provided (collectively, the "Administrative Services" and, individually, a "Administrative Service"), and the parties desire to set forth herein the basis on which the Administrative Services shall be provided to CEB.

     The parties agree as follows:

     1.  Definitions.  Unless the context otherwise requires, capitalized
     --  -----------
terms not otherwise defined herein shall have the respective meanings given to them in the Distribution Agreement.

     2.  Administrative Services.  The specific Administrative Services to be
     --  -----------------------
provided by ABC to CEB are comprised of the services more particularly set forth in Attachment 1 hereto. Subject to the terms of this Agreement, upon the written request setting forth additional or amended Administrative Services to be provided to CEB made by an Executive Vice President of CEB or a person designated to act on his behalf in an instrument executed by such CEB Executive Vice President and delivered to ABC, ABC shall provide each of such additional or amended Administrative Services with respect to the Transferred Business in the manner and to the same general extent as such Administrative Services have been provided by ABC in connection with the Transferred Business before the Contribution.

     3.  Term.  Except with respect to Section 12, the term of this Agreement
     --  ----
shall be two (2) years commencing on October 31, 1997 (the "Term"). Services shall be provided only as specified in Attachment 1 hereto, unless otherwise agreed to by the parties. In addition, CEB shall have the right to terminate an Administrative Service or the Administrative Services upon sixty (60) days prior written notice to ABC. Termination of one or more Administrative Services by CEB shall not affect the obligation of ABC to furnish all other Administrative Services for the remainder of the Term.

     4.  Cost.  Unless otherwise expressly agreed in writing by a duly
     --  ----
authorized officer of ABC and CEB, the Administrative Services shall be provided to CEB in consideration for payment to ABC of the administrative fees set forth in Attachment 1.

     5.  Delegation.  ABC may retain the services of such third parties,
     --  ----------
either by oral or written contract, as ABC may, from time to time, deem necessary or appropriate to facilitate the expeditious discharge of ABC's responsibilities hereunder.

     6.  Independence.  All employees and representatives of ABC providing
     --  ------------
Administrative Services to CEB will be deemed for purposes of all compensation and employee benefits to be employees or representatives of ABC and not employees or representatives of CEB. In performing such Administrative Services, such employees or representatives will be under the direction, control and supervision of ABC (and not CEB) and ABC will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives. ABC shall be solely responsible for the payment of all payroll and withholding taxes relating to its employees for services provided to CEB during the Term.

     7.  Impracticability.  ABC shall not be required to provide any
     --  ----------------
Administrative Service to the extent the performance or the provision of such Administrative Service becomes impracticable as a result of a cause or causes outside of the reasonable control of ABC, or to the extent the performance of such Administrative Service would require ABC to violate applicable laws, rules or regulations or result in the breach of any license, permit or applicable contract.

     8.  Additional Resources.  In providing the Administrative Services, ABC
     --  --------------------
shall not be obligated to: (i) hire any additional employees, (ii) maintain the employment of any specific employee, or (iii) purchase, lease or license any additional equipment or software.

     9.  Force Majeure.  The obligations of ABC under this Agreement are
     --  -------------
subject to conditions of force majeure, including an act of God, strike or walkout or other labor dispute, act of a public enemy, war, revolution, riot, fire, storm, flood, earthquake, embargo and any other cause which is not reasonably within the control of the party affected thereby.

     10.  Nondisclosure.  In the event that, during the Term and in connection
     ---  -------------
with a party's performance of its obligations hereunder, either party shall receive information concerning the other party hereto which the receiving party knows, or has reason to believe, is confidential or proprietary to the party to whom such information relates, the party receiving such information shall take all reasonable steps to (a) protect and hold such information in confidence and prevent its disclosure to third parties unless such third parties are under a duty of confidentiality to the party to which such information relates; and (b) restrict its use to those purposes consented to in writing by the party to whom such information relates; provided, however, that the party receiving such information shall not be required to protect or hold in confidence any information or data which (i) is or becomes available to the public without the fault of the receiving party, (ii) is independently developed by the receiving party, (iii) is disclosed to the receiving party by a third party known to the receiving party not to be under any duty of confidentiality to the party to whom such information relates with respect to such information or (iv) except as may otherwise be required by law. This Section 10 shall not limit the obligation of the parties under the Distribution Agreement to provide access to records after the date hereof.

     11.  Limitation on Liability.  ABC's liability to CEB in connection with
     ---  -----------------------
this Agreement and the Administrative Services to be provided by ABC shall be limited to actual damages arising from ABC's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder; provided, however, that, in no event shall ABC be liable for any incidental or consequential damages.

     12.  Indemnity.
     ---  ---------

        (a) ABC agrees to defend, indemnify and hold CEB and its officers, directors, employees and agents harmless from and against all liabilities, losses, claims, damages and expenses of any nature, including reasonable attorneys' fees, that are reasonably incurred by CEB arising out of the performance of the Administrative Services hereunder, except where such liability, loss, claim, damage or expense shall have been caused by CEB's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder.

        (b) CEB agrees to defend, indemnify and hold ABC and its officers, directors, employees and agents harmless from and against all liabilities, losses, claims, damages and expenses of any nature, including reasonable attorneys' fees, that are reasonably incurred by ABC arising out of the performance of the Administrative Services hereunder, except where such liability, loss, claim, damage or expense shall have been caused by ABC's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder.

     13.  Mutual Cooperation.  ABC and CEB will provide each other with
     ---  ------------------
information and assistance reasonably necessary to investigate, defend or prosecute any claims, suits, charges, including but not limited to equal employment opportunity, workers compensation, insurance and similar claims brought by or against ABC or CEB relating to either of their businesses. This provision shall survive termination of this Agreement.

     14.  Third Party Rights.  Nothing in this Agreement, express or implied, is
     ---  ------------------
intended to confer upon any person (including, without limitation, employees), other than the parties hereto and their respective successors and assigns, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     15.  Relationship of Parties.  Nothing in this Agreement shall be deemed or
     ---  -----------------------
construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

     16.  Successor and Assigns.  This Agreement shall inure to the benefit of
     ---  ---------------------
and be binding upon the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by either of the parties hereto without the prior written consent of the other.

     17.  Notices.  All notices and other communications required or permitted
     ---  -------
to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid or by certified or registered mail, and addressed to the applicable party at the respective addresses set forth in the Distribution Agreement (or at such other address for a party as shall be specified by a like notice).

     18.  Governing Law.  The validity, enforceability and performance of this
     ---  -------------
Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (excluding its choice of law rules).

     19.  Entire Agreement.  The parties intend that the terms of this
     ---  ----------------
Agreement, including the attached schedules, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceedings involving this Agreement.

     20.  Counterparts.  This Agreement may be executed in counterparts, each of
     ---  ------------
which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     21.  Headings.  The headings used in this Agreement are inserted for
     ---  --------
convenience of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

     22.  Amendments and Waivers.  This Agreement may not be amended except
     ---  ----------------------
upon the written consent of all of the parties. By an instrument in writing, any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

     23.  Expenses.  Whether or not the transactions contemplated in this
     ---  --------
Agreement are consummated, unless specifically provided otherwise in this Agreement (including all Schedules hereto), each party shall bear and pay all expenses incurred by it or on its behalf in connection with the preparation of this Agreement and consummation of the transactions described herein.

     24.  Severability.  If any provision of this Agreement, or the application
     ---  ------------
thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be void, invalid or unenforceable, the remainder of this Agreement and such provisions as applied to other persons, places or circumstances shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                              THE ADVISORY BOARD COMPANY,
                              a Maryland corporation

                              By:
                                  --------------------------------------------


                              Its:
                                  --------------------------------------------

                              THE CORPORATE EXECUTIVE BOARD COMPANY,
                              a Delaware
                              corporation


                              By:
                                  --------------------------------------------
                              Its:
                                  --------------------------------------------

                                 ATTACHMENT 1

                       ADMINISTRATIVE SERVICES AND FEES

Internal Services ASA (revised)

Pricing                                       Fee (annual unless otherwise noted)
--------------------------------------------- ------------------------------------------------
     Service
     Information Systems
     Help Desk                                $528 per FTE
     Network Support                          $420 per FTE
     Operating System Rental                  $14,500 per month
     Web Sites                                $600 per month maintenance plus direct
                                              development costs
     Finance
     Accounts Payable                         0.3% of invoice totals
     T & E Processing                         0.64% of amount processed
     Accounts Receivable                      0.14% of revenue
     Payroll                                  $67 per FTE
     General Accounting                       $14,000 per month
     Career Management
     Syndicated Recruiting                    $10,800 per hire plus all direct expenses
     Custom Recruiting                        $15,000 per month retainer plus $2,200/hire and
                                              direct signing bonuses
     Education                                $900 per FTE
     Human Resources                          $288 per FTE
     Administration

     General Services
     Order Fulfillment                        percentage of usage on non-direct costs plus
                                              all direct costs
     New Product Development                  all direct costs
     Facilities                               $624 per FTE (includes mailroom)
     IRC                                      $360 per FTE plus all direct costs
     Reception                                $576 per FTE
     Telephone Services                       $180 per FTE
     Telephone Network                        $8,000 per month
     Meeting Planner                          $3,567 fixed charge/meeting plus $1,196 travel
                                              per away mtg. plus $14.48 per attendee plus
     XBS (copy services)                      additional $1,305 for an additional mtg. mgr.
                                              $0.049 per copy